AMENDED AND RESTATED WAREHOUSE LOAN AND SECURITY AGREEMENT

     This Amended and Restated Warehouse Loan and Security Agreement ("Agreement") is made and entered into on this day of , 2001, between HomeGold, Inc., a South Carolina corporation with its principal place of business located at 113 Reed Avenue, Lexington, South Carolina 29072 ("Borrower"), and The Provident bank, an Ohio banking corporation with its principal place of business located at One East Fourth Street, Cincinnati, Ohio 45202 ("Provident").

                                  WITNESSETH:

     WHEREAS, Borrower is engaged in the business of underwriting, processing, originating, closing, funding, purchasing, servicing and selling mortgage loans secured by first or second liens evidenced by mortgages on real property; and

     WHEREAS, Provident has financed and continues to finance the funding of mortgage loans by Borrower in connection with its origination thereof, pursuant to the Warehouse Loan Agreement currently in effect, as amended by Provident and Borrower from time to time prior to the date of this Agreement (the "Existing Warehouse Loan Agreement"); and

     WHEREAS, Provident and Borrower desire to amend and restate the Existing Warehouse Loan Agreement in its entirety pursuant to the terms, conditions and limitations set forth in this Agreement;

     NOW, THEREFORE, in consideration of the premises, the extension of credit by Provident to Borrower, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Provident and Borrower agree that the Existing Warehouse Loan Agreement shall be amended and restated in its entirety to read and provide as follows:

     1. DEFINITIONS. (a) When used in this Agreement; the following terms shall have the following meanings and the terms defined elsewhere in this Agreement shall have the meanings assigned to them (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Advance" shall mean any amount loaned by Provident to Borrower under this Agreement.

     "Affiliate" shall mean, in relation to any Person (in this definition called "Affiliated Person"), any Person (i) which (directly or indirectly) controls or is controlled by or is under common control with such Affiliated Person; or (ii) which (directly or indirectly) owns or holds five percent (5%) or more of any equity interest in Borrower; or (iii) five percent (5%) or more of whose voting stock or other equity interest is directly or indirectly owned or held by Borrower. For the purposes of this definition, the term "control" (including, with correlative meanings, the terns "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession (directly or indirectly) of the power to direct or to cause the direction of the management or the policies of such Person, whether through the ownership of shares of any class in the capital or any other voting securities of such Person or by contract or otherwise.

     "Assignment of Mortgage" shall mean, with respect to any Mortgage, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the assignment of the Mortgage.

     "Business Day" shall mean a day other than Saturdays, Sundays, holidays or other days on which the main office of Provident is not open for business,

     "Cash Collateral Account" shall mean the demand deposit account comprising a portion of the Collateral and established and maintained by Borrower with Provident pursuant to Section 5(d).

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                                      -2-

     "Change of Control" shall mean the time at which (i) any Person (including a Person's Affiliates and associates) or group (as that terra is understood under Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder), other than Management Shareholders and Affliates thereof (the "Control Group") or a group controlled by the Control Group, has become the beneficial owner of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Borrower equal to at least ten percent (10%), (ii) there shall be consummated any consolidation or merger of Borrower pursuant to which Borrower's common stock (or other capital stock) would be converted into cash, securities or other property, other than a merger or consolidation of Borrower in which the holders of such common stock (or such other capital stock) immediately prior to the merger have the same proportionate ownership, directly or indirectly, of common stock of the surviving corporation immediately after the merger as they had of Borrower's common stock immediately prior to such merger, or (iii) all or substantially all of Borrower's assets shall be sold, leased, conveyed or otherwise disposed of as an entirety or substantially as an entirety to any Person (including an Affiliate or associate of Borrower) in one or a series of transactions.

     "Closing Date" shall mean the date on which Borrower sells, transfers or otherwise disposes of a Mortgage Loan funded and originated by Borrower with an Advance trade by Provident to Borrower under this Agreement.

     "Collateral" shall have the meaning set forth in Section 5(a).

     "Collateral Mortgage" shall have the meaning set forth in Section 5(f).

     "Collections" shall mean, collectively, all Sale Proceeds, all Payment Collections and all other collections and Proceeds on or in respect of the Mortgage Loans.

     "Conforming   Reserve  Account"  shall  mean  the  demand  deposit  account comprising a portion of the Collateral and established and maintained by Borrower with Provident pursuant to Section 5(e).

     "Cost and Fee Schedule" shall have the meaning set forth in Section 2(f).

     "Credit File" shall mean, as to each Mortgage Loan, a copy of the Mortgage and copies of all intervening assignments of mortgage, if any, with evidence of recording thereon, showing a complete chain of title from the originator to Borrower; the original attorney's opinion of title or the original policy of title insurance, if not previously delivered to Provident; the originals of all assumption, modification and extension agreements, if any; and all applications, credit reports, salary or employment verifications, appraisals, surveys, other underwriting and work papers, closing statements, HUD-1 settlement statements and any addendums thereto, truth-in-lending disclosures, right of recission notices, payment histories, and all other closing documents and all other agreements, reports, certificates, documents and instruments related thereto or obtained or prepared in connection therewith and included ox includable in Borrower's mortgage file relating to such Mortgage Loan.

     "Default Interest Rate" shall mean an annual rate of interest which shall (to the extent permitted by applicable law) at all times be equal to four percent (4%) above the Interest Rate.

     "Demand For Payment" shall have the meaning set forth in Section 4(a).

     "Document Custodian" shall mean Borrower, as custodian and bailee for Provident, or any successor appointed by Provident at any time.

     "Fees" shall have the meaning set forth in Section 2(f).

     "Funding Date" shall mean the date on which an Advance is made by Provident to Borrower under this Agreement.
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                                      -3-

     "Initial Col1ateral Package" shall mean, as to each Mortgage Loan: (i) the original Mortgage Note and the originals of all intervening endorsements, if any, showing a complete chain of title from the originator of the Mortgage Loan to Borrower, endorsed in blank (either on the Mortgage Note or a separate allonge attached thereto); (ii) a certified copy of the original Mortgage and copies of all intervening assignments of the Mortgage, if any; (iii) the original Assignment of Mortgage in favor of Provident in recordable form for the jurisdiction in which the Mortgaged Property is located; and (iv) the original attorney's opinion of title or the original policy of title insurance (or if such original policy of title insurance has not yet been received by Borrower, a copy of such policy or a title insurance binder or commitment for the issuance of such policy).

     "Interest Rate" shall mean an annual rate of interest which shall (to the extent permitted by applicable law) at all times be equal to the Prime Rate plus the applicable margin determined by reference to the factors applicable to such determination set forth in the Cost and Fee Schedule in effect on an Interest Payment Date or Closing Date, as the case may be.

     "Lien" shall mean any lien, mortgage, pledge, security interest, charge or other encumbrance of any kind including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest.

     "Loan Documents" shall mean this Agreement, the Security Documents, the Policies and Procedures, the Cost and Fee Schedule and any other instrument, certificate or document executed in connection with or pursuant to this Agreement whether concurrently herewith or subsequent hereto.

     "Losses" shall have the meaning set forth in Section 11(b).

     "Management Shareholders" shall mean those shareholders of Borrower who are senior executive officers of Borrower on the date of this Agreement.

     "Maturity Date" shall have the meaning set forth in Section 4(b).

     "Mortgage" shall mean the mortgage, deed of trust or other instrument creating a first or second Lien on an estate in fee simple interest in the Mortgaged Property securing a Mortgage Loan.

     "Mortgage Loan" shall mean any mortgage loan funded and originated by Borrower with any Advance made by Provident to Borrower under this Agreement. "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Initial Collateral Package and the Credit File for such Mortgage Loan.

     "Mortgage Note" shall mean, with respect to a Mortgage Loan, the original note or other evidence of indebtedness pursuant to which the related Mortgagor agrees to pay the indebtedness evidenced thereby and which is secured by the related Mortgage.

     "Mortgaged Property" shall mean the underlying real property, including all improvements and additions thereon, securing a Mortgage Loan,

     "Mortgagor" shall mean the obligor or obligors under a Mortgage Note.

     "Other Obligations Secured Hereby" shall mean all of Borrower's debts, obligations or liabilities of every kind, nature, class and description to Provident (other than those under this Agreement. and the other Loan Documents), now due or to become due, direct or indirect, absolute or contingent, presently existing or hereafter arising, joint or several, secured or unsecured, purchase money or non-purchase money, related or unrelated, similar or dissimilar, whether for payment or performance, regardless of bow the same arise or by what instrument, agreement or book account they may be evidenced, or whether evidenced by any instrument, agreement or book account, including, without limitation, all loans (including any loan by renewal or extension,), and all overdrafts, all guarantees, all bankers acceptances, all agreements, all letters of credit issued by Provident for Borrower and the applications relating thereto, all indebtedness of Borrower to Provident, all undertakings to take or refrain from taking any action, and all indebtedness, liabilities and obligations owing from Borrower to others which Provident may obtain by purchase, negotiation, discount, assignment or otherwise.

     "Payment Collections" shall mean, collectively, all collections on the Mortgage Loans attributed to the payment of the principal amount thereof, accrued interest thereon or any fees, charges or other amounts payable thereunder or in respect thereof.

     "Person" shall mean an individual, a company, a limited liability company, a corporation, an association, a partnership, a joint venture, an unincorporated trade or business enterprise, a trust, air estate, or other legal entity or a government (national, regional or local), court, arbitrator or any agency, instrumentality or official of the foregoing,

     "Prime Rate" shall mean the rate of interest published from time to time in the "Money Rates" column of The Wall Street Journal (Central Edition) as the "prime rate" or, if such rate ceases to be so published, then such other rate as may be substituted by Provident as the prime rate, which may be the rate of interest announced by Provident from time to time as its prime rate. The Prime Rate shall change on each date the prime rate so published changes.

     "Policies and Procedures" shall mean Provident's Policies and Procedures for its Warehouse Division as of the date of this Agreement, as amended, modified, restated or supplemented by Provident from time to time.

     "Real Property Collateral" shall mean the Land, consisting of approximately
3.7221 acres located in Lexington, South Carolina, where Borrower maintains its principal place of business, and related Property (including the Tangible Personalty, Easements and Other Interests and Proceeds) that are more fully described in the Collateral Mortgage executed by Borrower contemporaneously herewith and that comprise a portion of the Collateral;

     "Sale Proceeds" shall mean (i) any proceeds received or receivable by Borrower with respect to or in respect of any sale, transfer or other disposition of any Mortgage Loan and (ii) any proceeds received or receivable by Borrower with respect to or in respect of any sale, transfer, disposition, condemnation or casualty event and all other amounts from any disposition, taking, damage or destruction of any Mortgaged Property acquired by Borrower upon foreclosure (or deed in lieu of foreclosure) of any Mortgage Loan.

     "Security Documents" shall have the meaning set forth in Section 5(b).

     "Third Party Investor" shall mean any Person with whom Borrower has contracted to sell any Mortgage Loan that has been funded and originated by Borrower with any Advance made by Provident to Borrower under this Agreement. Provident may itself be a Third Party Investor.

     "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, he in effect in the State of Ohio; Provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, or priority of Provident's security interest in any of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Ohio, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, or priority and for purposes of definitions related to such provisions.

     (b) All terms defined in the UCC and used in Section 5 of this Agreement shall have the meanings assigned to such terms in the UCC.

     (c) Where appropriate, words importing the singular only shall include the plural and vice versa.

2.  ADVANCES.

     (a) Subject to the terms and conditions hereof and the Policies and Procedures, which are hereby incorporated herein by this reference, Provident may elect, in its sole discretion, to make Advances to Borrower from time to time in such amounts as Borrower may request. Nothing herein shall be deemed or construed as a commitment by Provident to make any Advance hereunder and it is expressly acknowledged and agreed by Borrower that the decision to make any Advance hereunder is, and shall at all times be, wholly discretionary on the part of Provident.

     (b)  In  order  to  obtain   Advances,   Borrower  shall  comply  with  the
requirements set forth in this Agreement and the Policies and Procedures and shall furnish Provident with such requests and all other documents Provident may request or require at any time in connection with any Advance. In addition, the following conditions precedent, unless waived in whole or in part by Provident, shall be satisfied before Provident makes any Advance hereunder: (i) Provident, in its sole discretion, shall have approved the under-ritirig of the Mortgage Loans to be funded with any Advance; (ii) Borrower shall have provided Provident with an insured closing letter, evidence of a current errors and omissions insurance policy with limits of at least $1,000,000, an executed closing agent agreement and wiring instructions for each closing agent used by Borrower to close the Mortgage Loans funded with any Advance, each of which shall be acceptable to Provident in its sole discretion; (iii) Borrower shall have furnished Provident with an executed, recordable Power of Attorney covering the items set forth in Section 5(g) hereof for each state in which Borrower does business; and (iv) Provident, or its agent, bailee or designee, shall have received the Initial Collateral Package for each of the Mortgage Loans funded with any Advance. Each request for an Advance by Borrower shall constitute a certification that each of the representations and warranties made by Borrower to Provident in this Agreement or the other Loan Documents shall be true and correct in all material respects on and as of the date when made and shall, for all purposes of this Agreement, be deemed to be repeated on and as of each date an Advance is made by Provident to Borrower hereunder and shall be true and correct in all material respects on and as of each of such date, except as affected by the consummation of the transactions contemplated by this Agreement and the other Loan Documents, and Borrower shall have performed, complied with and observed all of its covenants and agreements contained in this Agreement and the other Loan Documents on and as of each date an Advance is made by Provident to Borrower hereunder.

     (c) Advances hereunder will be made by Provident on behalf of Borrower to third parties in connection with the funding of the Mortgage Loans originated by Borrower, All matters relating to the funding of any Mortgage Loan hereunder shall be acceptable to Provident in its sole discretion.

     (d) Borrower represents, warrants and covenants to Provident that all proceeds of all Advances shall be used by it solely to fund Mortgage Loans originated by Borrower in the ordinary course of its business and for no other use or purpose.

     (e) Advances for the funding of any Mortgage Loan originated by Borrower shall not exceed one hundred percent (100%) of the original principal amount of such Mortgage Loan.

     (f) In connection with each Advance, Borrower agrees to pay Provident the transaction fees charged by Provident with respect to the Mortgage Loans funded and originated with such Advance ("Fees"). The amounts of Fees payable by Borrower in connection with any Advance shall be determined by reference to the Cost and Fee Schedule in effect on the Funding Date of such Advance (the "Cost and Fee Schedule"). The Cost and Fee Schedule in effect on the date of this Agreement is attached hereto as Schedule A. Any Cost and Fee Schedule shall remain in effect until a new Cost and .Fee Schedule is delivered to Borrower in accordance with the requirements of Section 11(f).

3. INTEREST PAYABLE ON ADVANCES. Borrower promises to pay to Provident interest in arrears on the unpaid amount of each Advance made by Provident to Borrower pursuant to this Agreement and on the unpaid amount of any interest not paid when due at a variable rate of interest per annum equal at all times to the

Interest Rate. Interest shall be calculated on the daily unpaid amount of each Advance from its Funding Date. Interest with respect to each Advance hereunder shall be payable: (i) commencing on the date that is sixty-one (61) days after the Funding Date of the Advance and continuing on the same day of each consecutive month thereafter; and (ii) on its Maturity Date. Payments of interest shall be due and payable as set forth above until payment in full of all Advances. All interest under this Agreement shall be calculated on the basis of a year consisting of 360 days (comprised of twelve 30 day months) and paid for actual days elapsed.

4. TERMINATION: MANDATORY REPAYMENTS OF ADVANCES PRIOR TO TERMINATION

     (a) Provident may, at any time, for any reason and without prior notice, terminate this Agreement and demand that Borrower pay the aggregate unpaid amount of all Advances made by Provident to Borrower pursuant to this Agreement, all accrued and unpaid interest thereon as well as all Fees, charges and other amounts payable hereunder and trader the Loan Documents ("Demand For Payment").

     Following a Demand for Payment; the aggregate unpaid amount of all Advance$ made by Provident to Borrower pursuant to this Agreement, together with all accrued  and  unpaid  interest  thereon as well as all Fees,  charges  and other amounts payable hereunder and under the other Loan Documents shall be immediately due and payable in full and no future or additional Advances will be made by Provident to Borrower hereunder.

     (b) Prior to termination of this Agreement as provided for above, Borrower shall repay to Provident the unpaid amount of each Advance made by Provident to Borrower hereunder, all accrued and unpaid interest thereon and all Fees, charges and other amounts payable hereunder, on the earlier to occur of: (i) the Closing Date on which Borrower sells or otherwise disposes of the Mortgage Loan(s) funded and originated with the Advance whether by sale to a Third Party Investor or otherwise; or (ii) on or before the applicable number of days after its Funding Date set forth in the Cost and Fee Schedule under the heading entitled "Days Allowed for Purchase by Third Party Investor" (the earlier to occur of (i) or (ii) being referred to herein as the "Maturity Date").

5. GRANT OF SECURITY INTEREST.

     (a) To secure the prompt payment of the Advances, interest and all other amounts payable hereunder and under the other Loan Documents and the due and punctual performance and observance by Borrower of all of its other covenants, obligations and liabilities under this Agreement and the other Loan Documents and also to secure all of the Other Obligations Secured Hereby, Borrower hereby grants to Provident a security interest in and to, and hereby pledges and collaterally assigns to Provident, all of its rights, title, interest and claims in, to and under all of the following property, wherever located, whether now or hereafter owned, held or acquired, or hereafter existing or arising (collectively, the "Collateral"):

          (i) all Mortgage Loans;

          (ii) all Mortgage Loan Documents including, without limitation, all Mortgage Notes, Mortgages and Assignments of Mortgages relating to the Mortgage Loans;

          (iii) all tights to service or subservice the Mortgage Loans;

          (iv) all certificates, notes and other securities of any kind whatsoever, residual or otherwise, issued to Borrower or now or hereafter owned, held or acquired by Borrower in connection with or related to any mortgage loan securitization or any asset-back transaction involving the Mortgage Loans;

          (v) all of Borrower's rights under contracts or agreements to which Borrower is patty (but none of its covenants, obligations or liabilities thereunder) in connection with the Mortgage Loans, including all contracts or agreements with all Third Party Investors and all attorney's opinions of title and title insurance policies;

          (vi) the Cash Collateral Account and all funds in the Cash Collateral Account;

          (vii) the Conforming Reserve Account and all funds in the Conforming Reserve Account;

          (viii) the Real Property Collateral; and

          (ix) all Proceeds of any and all of the foregoing Collateral in whatever form, including bur not limited to, all payments made by Mortgagors to Borrower in connection with the Mortgage Loans and all premiums paid to Borrower by Third Party Investors in connection with the sales of the Mortgage Loans.

     (b) Borrower shall take all actions necessary or appropriate under all applicable laws, or as requested by Provident, to perfect, maintain and preserve, and to continue as perfected, Provident's first lien and security interest in the Collateral. Borrower shall pay all costs of preparing, recording and filing UCC Financing Statements (and any continuation or termination statements with respect thereto) and any other documents, titles, statements, assignments or the like reasonably required to create, maintain, preserve or perfect the liens or security interests granted under the Loan Documents, together with costs and expenses of any lien or UCC searches required by Provident in connection with the making of any Advance. At Provident's request, Borrower shall execute and deliver to Provident at any time and from time to time hereafter, all supplemental documentation that Provident may reasonably request to perfect, maintain, preserve or continue the security interest and liens in the Collateral granted Provident hereby and under any of the other Loan Documents (collectively, the "Security Documents"), in form and substance acceptable to Lender, and pay the costs of preparing and recording or filing of the same. Borrower agrees that a carbon, photographic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement Borrower shall promptly notify Provident concerning any changes in its name, identity or structure, concerning any changes in the address(es) of its chief executive office or other places of business or concerning any changes in its trade name(s) or name(s) under which it does business.

     (c) The Document Custodian shall maintain possession of each Credit File and the Mortgage Loan Documents comprising each Credit File (other than the Initial Collateral Package) for each Mortgage Loan. Promptly after Provident's request therefor, Borrower, at its expense, shall cause the Credit Files held by the Document Custodian to be delivered to Provident or its agent, bailee or other designee.

     (d) Borrower shall, at all times, maintain a Cash Collateral Account with Provident. Borrower shall deposit or cause to be deposited all Collections into the Cash Collateral Account when and as Collections are received or receivable by Borrower. Withdrawals may be made from the Cash Collateral Account by Borrower in accordance with the Policies and Procedures. Provident is hereby authorized to withdraw funds from the Cash Collateral Account from time to time, either before or after Provident's Demand for Payment, and to apply such withdrawals to the payment of the Advances, accrued and unpaid interest thereon and Fees, charges and other amounts payable hereunder or under the other Loan Documents.

     (e) Borrower shall, at all times, maintain a Conforming Reserve Account with Provident. Borrower shall deposit or cause to be deposited the sum of $2,000,000.00, or such lesser sure as may be required to insure a minimum deposit of $2,000,000.00, into the Conforming Reserve Account, which shall be established at Provident's principal place of business located at One East Fourth Street, Cincinnati, Ohio 45202. The Conforming Reserve Account shall cam interest at the prevailing rates applicable to similar accounts offered by Provident. Borrower and Provident agree that the purpose of the Conforming Reserve Account is to provide additional Collateral and security for Provident in the event that Borrower, for any reason whatsoever, fails to repay the Advances, accrued and unpaid interest thereon and Fees or other amounts payable hereunder or under the other Loan Documents. Provident is hereby authorized to withdraw funds from the Conforming Reserve Account, from time to time, either before or after Provident's Demand for Payment, and to apply such withdrawals to the payment of Advances, accrued and unpaid interest thereon and Fees, charges and other amounts payable hereunder or under the other Loan Documents. Provident also shall be entitled to set off the funds deposited into the Conforming Reserve Account against Other Obligations Secured Hereby.

     (f) Borrower shall execute and deliver to Provident the Collateral Mortgage, which shall constitute a first mortgage lien upon the Real Property Collateral. Borrower and Provident agree that the purpose of the Collateral Mortgage is to provide additional Collateral and security for Provident in the event that Borrower, for any reason whatsoever, fails to repay the Advances, accrued and unpaid interest thereon and fees or other amounts payable hereunder or under the other Loan Documents.

     (g) Borrower hereby makes, constitutes and appoints Provident (by any of its officers, employees or agents), its true and lawful agent and attorney-in-fact and hereby gives and grants to Provident full power and authority to do and perform each and every act whatsoever requisite, necessary and proper (i) to endorse the related Mortgage Note to the Third Party Investor that purchases any Mortgage Loan; (ii) to endorse any original Mortgage Note to Provident or the purchaser thereof should Borrower default in its obligations hereunder; (iii) to prepare, execute and record on behalf of Borrower any Assignment of Mortgage; (iv) at the sole option of Provident, to prosecute, in Borrower's or Provident's name, any and all claims or causes of action collaterally assigned to Provident hereunder; and (v) to do and perform every act necessary to place Provident in position to enforce the payment of any Mortgage Loan.

6. BORROWER'S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants to Provident as follows as of the date hereof and as of each Funding Date:

     (a) Borrower is and shall at all times be, duly organized, validly existing and in good standing under the laws of the State set forth in the fast paragraph of this Agreement and has, and shall at all times have, full power and authority and legal right to engage in and carry on Borrower's business as now being conducted, to undertake the borrowings contemplated hereby and to execute and deliver each of the Loan Documents. Borrower is qualified and licensed in each jurisdiction wherein the nature or conduct of its business make such qualification necessary or advisable. Borrower is currently qualified and licensed in good standing in each such jurisdiction. Borrower's name as set forth in the caption of this Agreement and as set forth on the signature page of this Agreement is Borrower's correct individual, partnership or corporate name, as the case may be.

     (b) Borrower has full power and authority and legal right to enter into this Agreement and each of the other Loan Documents, and to perform, observe and comply with all of its agreements and obligations under each of such documents, including without limitation, the making by Borrower of the borrowings contemplated hereby and the granting by Borrower of the security interest in the Collateral pursuant to Section 5.

     (c) The execution and delivery by Borrower of this Agreement and the other Loan Documents, the performance by Borrower of all of its agreements and obligations hereunder and thereunder and the making by Borrower of the borrowings contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Borrower and do not and will not constitute a breach, violation or event of default (or an event which would become an event of default with the lapse of time or notice or both) under any judgment, decree, note, agreement, indenture or other instrument to which Borrower is a party or otherwise subject.

     (d) Borrower owns or possesses all rights, licenses, permits, franchises arid the like necessary for the conduct of its business as presently conducted and proposed to be conducted. All of the foregoing tights, licenses, permits and franchises are in full force and effect, and Borrower is in compliance with all of the foregoing. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such tight, license, permit or franchise, or affects the rights of Borrower thereunder.

     (e) The balance sheets, statements of income and other financial statements previously delivered to Provident present fairly the financial condition and results of operations of Borrower as of the dates thereof and for the fiscal periods then ended. There are no material liabilities or obligations, secured and unsecured (whether accrued, absolute or actual, contingent or otherwise), which were not reflected in the balance sheets of Borrower as of the dates thereof.

     (f) No changes have occurred in the assets, liabilities or financial condition of Borrower from those reflected on the most recent balance sheet delivered to Provident (the "Current Balance Sheet") which, individually or in the aggregate, have been adverse. Since the date of the Current Balance Sheet, there has been no adverse development in the business or in the operations or prospects of Borrower,

     (g) Borrower is the sole owner of and has good and marketable title to the Collateral, free and clear of all Liens and encumbrances whatsoever, except for the security interest granted by Borrower pursuant to Section 5. All information furnished to Provident concerning the Collateral is and will be complete, accurate and correct in all respects when famished.

7. COVENANTS REGARDING THE BORROWER. Borrower covenants and agrees with Provident as follows:

     (a) Borrower shall deliver to Provident as soon as available and, in any event, within fifteen (15) days after the end of each calendar month, unaudited financial statements of Borrower and within seventy-five (75) days after the end of each fiscal year of Borrower, annual financial statements of Borrower which, in each case, shall include a balance sheet, statement of income, statement of changes in financial position and notes to financial statements. Provident reserves the right to require Borrower to deliver audited annual financial statements.

     Such financial statements shall be certified by the chief executive officer of Borrower to the effect that such financial statements reflect, in his opinion and in the opinion of senior management of Borrower, all adjustments necessary to present fairly the financial position of Borrower as at the end of such quarter or year, as the case may be, and the results of its operations for the period then ended.

     (b) Borrower shall deliver to Provident all information Provident may reasonably request at any time and from time to time concerning its business, financial condition, results of operations, the Mortgage Loans financed hereunder or the other Collateral.

     (c) Borrower covenants to keep the Credit File for each of the Mortgage Loans financed hereunder at all times at Borrower's business premises or at such other location or locations as Provident may approve in writing. Borrower further covenants to deliver the Credit Piles) to Provident upon demand by Provident, which demand may be made in Provident's sole and absolute discretion.

     (d) Borrower shall pay or cause to be paid all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of any of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor.

     (e) At any time or times during Borrower's usual business hours, Borrower shall permit Provident (by any of its officers, employees or agents) to enter upon Borrower's business premises for any of the following reasons: (i) to inspect the Collateral and any books or records related thereto (including making copies of and extracts therefrom), (ii) to verify the amount, quality, quantity, value or condition of, or any other matter relating to, the Collateral, (iii) to examine all of the other books and records of Borrower (including making copies of and extracts therefrom), including those relating to its tax records, payroll records and insurance records, and (iv) to discuss the business, financial condition or results of operations with any of Borrower's officers, employees, agents or accountants. Borrower covenants to pay Provident a reasonable audit fee and reimburse Provident for its out-of-pocket expenses for all inspections, audits and examinations conducted by Provident other than regular monthly audits.

     (f) Borrower covenants to comply with all federal, state and local laws, rules, regulations and orders applicable to it and its business.

     (g) Borrower agrees to notify provident in writing within fifteen (15) calendar days of any proposed Change of Control or any proposed, or completed, change in the executive management of Borrower, including, but not limited to, any management change in the office of president, or any change in the management of Borrower's underwriting department. Borrower further agrees to notify Provident in writing at least thirty (30) days in advance of any change in the location of its principal place of business or of any proposed change in the name of Borrower or the opening or closing of any office.

     (h) Borrower shall not at any tune create, assume, incur or permit to exist, any Lien or other encumbrance in respect of any of the Collateral.

     (i) Borrower shall procure and maintain at all times the following insurance policies: (i) a mortgage impairment insurance policy, insuring the Mortgaged Properties against all risks, and providing coverage in an amount equal to the aggregate unpaid principal balance of the unsold Mortgage Loans, without eo-insurance; (ii) a mortgagee errors and omissions policy coveting losses resulting from, the negligence or errors and omissions of Borrower's officers, employees and Affiliates; and (iii) a Form No. 15 fidelity bond, providing blanket coverage for all officers, employees, Affiliates, associates or other persons acting in any capacity that may require the handling of money, funds, instruments or other documents pertaining to the Mortgage Loans, and insuring against losses resulting from forgery, theft, embezzlement, fraud and related risks. Each policy shall name Provident or its designee as loss payee. Upon Provident's request, Borrower shall deliver a certified true copy of each such policy to Provident. Borrower agrees to prepare and present in a timely fashion, on behalf of itself and Provident, all claims that may arise under any such policy of insurance.

     (j) Borrower agrees to give Provident prompt notice of any development, financial or otherwise, which would materially adversely affect its business, properties or affairs or the ability of Borrower to perform its obligations under this Agreement,

8. COVENANTS REGARDING THE MORTGAGE LOANS. Borrower further coventants and agrees with Provident as follows with respect to each Mortgage Loan to be financed by Provident hereunder.

     (a) As of its funding Date, the Initial Collateral Package and Credit File relating to the Mortgage Loan shall contain each of the documents and instruments specified herein to be included therein.

     (b) The related Mortgage shall be a valid and enforceable first or second Lien of record on the Mortgaged Property subject, in the case of any second Mortgage Loan, only to a first Lien on such Mortgaged Property and subject in all cases to the exceptions to title set forth in the title insurance policy or attorney's opinion of title with respect to the related Mortgage Loan, which exceptions shall be acceptable to Provident

     (c) Borrower shall hold good, marketable and indefeasible title to, and be the sole owner and holder of, the Mortgage Loan subject to no Liens or rights of others.

     (d) The Mortgage Loan shall not be subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor shall the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense shall have been asserted with respect thereto.

     (e) The Mortgage Loan shall comply with, arid shall at all times be serviced in compliance with, in all material respects, applicable state and federal laws and regulations, including, without limitation, usury, equal credit opportunity, consumer credit, truth-in-lending and disclosure laws.

     (f) With respect to the Mortgage Loan, either (i) a lender's title insurance policy, issued in standard American Land Title Association or California Land Title Association form, or other form acceptable in the particular jurisdiction, by a title insurance company authorized to transact business in the state in which the related Mortgaged property is situated, together with a condominium endorsement, if applicable, in an amount at least equal to the original principal balance of such Mortgage Loan insuring the mortgagee's interest under the related Mortgage Loan as the holder of a valid first or second mortgage Lien of record on the Mortgaged Property described in the Mortgage, subject only to the exceptions of the character referred to in subsection (b) above, shall be valid and in full force and effect on the Funding Date of the origination of such Mortgage Loan or (ii) an attorney's opinion of title shall be prepared in connection with the origination of such Mortgage Loan. Such mortgage title insurance policy or attorney's opinion of title shall be issued in favor of Borrower and its successors and assigns. Borrower shall, by act of omission, not have done anything that would impair the coverage of such mortgage title insurance policy or attorney's opinion of title.

     (g) The Mortgage Note and the related Mortgage shall have been duly and properly executed, constitute the legal, valid and binding obligation of the related Mortgagor and shall be enforceable in accordance with their respective terms, except only as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether considered in a proceeding or action in equity or at law), and all parties to the Mortgage Loan shall have had full legal capacity to execute all Mortgage Loan Documents and to convey the estate therein purported to be conveyed.

     (h) The terms of the Mortgage Note and the Mortgage shall not have been or be impaired, altered or modified in any material respect, except by a written instrument which shall have been recorded or is in the process of being recorded, if necessary, to protect the interests of Borrower therein. The original Mortgage shall be recorded, and all subsequent assignments of the original Mortgage shall be recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the Lien thereof as against creditors of Borrower.

     (i) No instrument of release or waiver shall have beet executed in connection with the Mortgage Loan, and no Mortgagor shall have been released thereflorn, in whole or in part.

     (j) The proceeds of the Mortgage Loan shall have been fully disbursed, and there shall be no obligation on the part of Borrower to make any future advances thereunder. All costs, fees and expenses incurred in making or closing or recording of the Mortgage Loan shall have been paid in full.

     (k) The Mortgage Note shall not be secured by any collateral, pledged account or other security except the lien of the corresponding Mortgage. .

     (l) There shall be no obligation on the part of Borrower or any other Person to make payments in respect of the Mortgage Loan in addition to those to be made by the Mortgagor.

     (m) All parties which have bad any interest in the Mortgage Loan, whether as originator, mortgagee, assignee, pledgee, servicer or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2)(A) organized under the laws of such state, or (B) qualified to do business in such state, or (C) federal savings and loan associations or national banks having principal offices in such state, or (D) not doing business in such state so as to require qualification or licensing.

     (n) The Mortgage shall contain customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial or non-judicial foreclosure.

     (o) To the best of Borrower's knowledge, there shall not exist any circumstances or conditions with respect to the Mortgage Loan, the Mortgaged Property, the Mortgagor or the Mortgagor's credit standing that could be reasonably expected to materially adversely affect the value or marketability of the Mortgage Loan.

     (p) Each of the documents and instruments included in the Credit File shall have been duly executed and in due and proper form and each such document or instrument shall be in a form generally acceptable to prudent institutional mortgage lenders that regularly originate or purchase mortgage loans.

     (q) The Borrower shall be in possession of the complete Credit File and there shall be no custodial agreements in effect adversely affecting the right or ability of Borrower to make the document deliveries required hereby.

     (r) The Mortgage property shall not be damaged by fire, wind or other cause or loss and there shall not be any condemnation proceedings pending. To the best knowledge of Borrower, no improvement on any Mortgage property is in violation of any applicable zoning law or regulation.

     (s) All signatures, names and addresses, amounts and other statements of fact, including descriptions of the property, appearing on the credit application and other related documents relating to each Mortgage Loan shall be true and correct and the Mortgagors named thereon twill be, as of the date of each such document upon which signatures appear, of majority age, and will have the legal capacity to enter into the Mortgage.

     (t) Borrower will have reviewed all of the Mortgage Loan Documents, and all the related documents thereto, and will make such inquiries as it deems necessary to snake and confirm the accuracy of the representations set forth herein and throughout this Agreement.

     (u) Each Mortgage Loan which Borrower warrants is insured by a private mortgage insurance company shall be so insured.

9. SALES OF MORTGAGE LOANS AND OTHER COLLATERAL. Until Provident shall have made a Demand for Payment, Borrower shall be entitled to sell the Mortgage Loans financed hereunder and the other Collateral in the ordinary course of Borrower's business, but nothing herein shall be deemed to waive or release Provident's security interest in any Proceeds of any Collateral. Upon the sale of any Mortgage Loan financed hereunder, Borrower shall pay to Provident on its Closing Date, the unpaid amount of the Advance with respect to such Mortgage Loan, all accrued and unpaid interest thereon through and including such Closing Date and all Fees, charges and other amounts payable hereunder. The sales of Mortgage
Loans to Third Party Investors shall be handled in accordance with the requirements set forth in the Policies and Procedures. In addition, Borrower agrees that Provident shall have the right, in its sole discretion, to (i) impose additional requirements regarding the delivery of Mortgage Loan Documents to any Third Party Investor; and (ii) return wire transfers received in connection with the sale of any Mortgage Loan to the originating bank if such wire transfer does not comply with the Policies and Procedures.

10. REMEDIES.

     (a) After a Demand for Payment shall have been nude by Provident, all amounts owed to Provident hereunder shall thereupon be immediately due and payable and no additional or future Advances will be made by Provident to Borrower hereunder.

     (b) From and after any Demand For Payment, Provident shall, in addition to its other rights and remedies under applicable law, have the rights and remedies of a secured party under the Uniform Commercial Code with respect to the Collateral and all other security pursuant to any other Security Documents between Provident and Borrower. In addition, Provident or its agents or representatives may take possession of the Collateral and sell the same. For such purpose, Provident may enter upon the promises where the Collateral shall be located and remove the same to such other place as Provident shall determine. Borrower shall immediately, upon Provident's demand, make the Credit Files available to Provident at Provident's place of business,

     (c) Any such taking of possession by Provident shall not affect Provident's right, which hereby is confirmed, to retain all payments made prior thereto by Borrower, and in the event of such taking of possession, Provident may sell the Collateral at a public or private sale or any other commercially reasonable manner permitted by law. The proceeds of any such sale or other disposition shall be applied first to the actual and reasonable costs of such sale, then to the actual and reasonable costs of retaking possession and storage of such Collateral and then to the satisfaction of the unpaid balance of the Advances. In the event the proceeds of any such sale are not sufficient to pay such expenses and to satisfy all amounts due by acceleration or otherwise with respect to all Advances made pursuant hereto, Borrower shall pay to Provident any deficiency existing. Provident will give Borrower reasonable notice of the time and place of any public sale of the Collateral or of the time after which any private sales or other intended disposition thereof is to be made. Borrower agrees that the requirement of reasonable notice shall be met if such notice is mailed, postage prepaid; to the address of the Borrower listed in Section 11(f) at least 10 days prior to the time of such sale or disposition. Borrower further agrees and acknowledges that: (i) the Collateral is customarily sold in a recognized market; (ii) Borrower regularly sells and Provident regularly purchases mortgage loans similar to the Collateral; and (iii) Provident may be the purchaser of the Collateral either in a public or private sale.

     (d) From and after any Demand For Payment, Borrower shall pay, in addition to interest on funds actually advanced, all costs incurred by Provident in enforcing Provident's rights hereunder, including those incurred in bankruptcy proceedings, expenses of locating the Collateral, all costs and expenses actually incurred by Provident in connection with examination, preservation and protection of the Collateral, examination of the Borrower's books and records otherwise in connection with the financing pursuant hereto and reasonable attorney's fees anal legal expenses.

     (e) If any payment of interest under Section 3 or principal or interest under Section 4 is nor paid when due whether by demand or otherwise, the unpaid amount of all Advances and all accrued and unpaid interest thereon as well as any other charges and other amounts due Provident hereunder or under any Loan Document shall bear interest, at Provident's option, at the Default Interest Rate from the date on which such late payment shall have first become due and payable to Provident. Interest will continue to accrue until the obligations in respect of the payment are discharged (whether before or after judgment).

     (f) The rights and remedies of Provident hereunder shall be cumulative and shall be in addition to every other right or remedy available to Provident tinder applicable law.

11. GENERAL PROVISIONS.

     (a) Borrower absolutely and unconditionally agrees to pay to Provident upon demand by Provident at any time and as often as the occasion therefor may require, whether or not all or any of the transactions contemplated by any of the Loan Documents are ultimately consummated (i) all reasonable out-of-pocket costs and expenses which shall at any time be incurred or sustained by Provident or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the preparation, negotiation, execution and delivery of the Loan Documents and the perfection and continuation of the rights of Provident in connection with the Advances, as well as the preparation, negotiation, execution, or delivery or in connection with the amendment or modification of any of the Loan Documents or as a consequence of, on account of, in relation to or any way in connection with the granting by Provident of any consents, approvals or waivers under any of the Loan Documents including, but not limited to, reasonable attorneys' fees and disbursements; and
(ii) all reasonable out-of-pocket costs and expenses which shall be incurred or sustained by Provident or any of its directors, officers, employees or agents as a consequence of, on account of, in relation to or any way in connection with the exercise, protection or enforcement (whether or trot suit is instituted) of any of its rights, remedies, powers or privileges under any of the Loan Documents or in connection with any litigation, proceeding or dispute in any respect related to any of the Loan Documents (including, but not limited to, all of the reasonable fees and disbursements of consultants, legal advisers, accountants, experts and agents for Provident, the reasonable travel and living expenses away from home of employees, consultants, experts or agents of Provident, and the reasonable fees of agents, consultants and experts not in the full-time employ of Provident for services rendered on behalf of Provident).

     (b) Borrower shall absolutely and unconditionally indemnify and hold harmless Provident against any and all claims, demands, suits, actions, causes of action, damages, losses, settlement payments, obligations, costs, expenses (including, but not limited to, attorney's fees and other legal costs and expenses) and all other liabilities whatsoever ("Losses") which shall at any time or times be incurred or sustained by Provident or by any of its shareholders, directors, officers, employees, subsidiaries, Affiliates or agents on account of, oz in relation to, or in any way in connection with, any of the arrangements or transactions contemplated by, associated with or ancillary to this Agreement or any of the other Loan Documents, whether or not all or any of the transactions contemplated by, associated with or ancillary to this Agreement oz any of such Loan Documents are ultimately consummated, including, but not limited to, Losses arising from or in connection with, or related to, any of the Mortgage Loans financed hereunder, whether arising from the underwriting, processing, origination, closing, funding, purchase, servicing or sale of arty such Mortgage Loans.

     (c) No amendment, supplement, modification, termination, waiver, consent to departure or alteration of the terms hereof or any of the other Loan Documents shall be binding or effective unless the same is In writing, dated subsequent to the date hereof, and duly executed by Borrower and Provident, and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given.

     (d) All agreements, representations, obligations and warranties made herein shall survive the execution and delivery of this Agreement, the making of any Advance hereunder, the execution and delivery of any of the other Loan Documents and payment in full of the Advances.

     (e) This Agreement (including the Exhibits and Schedules hereto) and the other Loan Documents (including the Security Documents) and any documents, certificates and instruments referred to herein or delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and verbal, between the parties with respect to the subject matter of this Agreement and are not intended to confer upon any Person other than the parties any rights or remedies.

     (f) All notices and other communications pursuant to this Agreement and under any of the other Loan Documents shall be in writing, either delivered in hand or sent by first-class mail, registered or certified, return receipt requested, or sent by telecopier or facsimile transmission, addressed as follows:

If to Borrower, at:                       HomeGold, Inc.
                                          113 Reed Avenue
                                          Lexington, South Carolina 29072
                                          Attn: David C. Gaffney
                                          Phone Number: (803) 996-2218
                                          Fax No. (803) 996-2138

If to Provident, at:                      The Provident Bank
                                          One Bast Fourth Street
                                          Cincinnati, Ohio 45202
                                          Attn: Martin J. Weiss, Vice President
                                          Mail Stop: 265D
                                          Phone Number: (513) 579-2208
                                          Fax Number: (513) 639-4886

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the teems of this Section 11. Any notice or other communication pursuant to this Agreement or any other Loan Document shall be deemed to have been duly given oz made and to have become effective when delivered in head to the parry to which it is directed, oz, if sent by first-class mail or by telecopier or facsimile transmission. and properly addressed (i) when received by the addressee; or (ii) if sent by first class mail, on the third (3rd) Business Day following the day of the mailing thereof (unless actually received earlier).

     (g) No delay or failure of Provident in exercising ally right, power, remedy or privilege hereunder or under any of the other Loan Documents on any occasion shall affect such right, power, remedy or privilege or be construed as a waiver or any requirement of this Agreement; nor shall say single or partial exercise thereof or any abandonment of discontinuance of steps to enforce such a right, power or privilege be prejudicial to any subsequent exercise of such right, power or privilege. Provident's acceptance or approval of any request, payment, document or instrument pertaining to any Advance made pursuant hereto shall nor constitute any representation, or warranty, express or implied by Provident as to this validity or sufficiency of any such request, payment, document or instrument. The rights and remedies of Provident hereunder are cumulative and not exclusive. All remedies herein provided shall be in addition to and not in substitution for any remedies otherwise available to Provident. Any waiver, permit, consent or condition hereof, must be in writing sad shall be effective only to the extent set forth in such writing.

     (h) This Agreement shall be binding upon and inure to the benefit of Borrower and Provident and their respective successors and assigns, except that Borrower may not assign or transfer any of its lights or obligations hereunder to any Person or Persons without the express prior written consent of Provident. If more than one Borrower shall sign this Agreement, the liability of each hereunder shall be joint and several.

     (i) This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio,

     (j) It is hereby stipulated and agreed that TIME IS OF THE ESSENCE hereon and shall be of the essence as to each of the other Loan Documents.

     (k) Any provision contained in any document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of such document or affecting the validity or enforceability of such provision in any other jurisdiction.

     (1) This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed and deliver shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.

12. WAIVER OF JURY TRIAL: JURISDICTION AND VENUE.

     (a) AS A SPECIFICALLY BARGAINED INDUCEMENT FOR PROVIDENT TO EXTEND CREDIT TO BORROWER, AND AFTER HAVING THE OPPORTUNTY TO CONSULT COUNSEL, BORROWER AND, IF MORE THAN ONE, EACH OF THEM HEREBY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO THIS AGREEMENT OR ARISING IN ANY WAY FROM ITS OBLIGATIONS HEREUNDER.

     (b) BORROWER AND, IF MORE THAN ONE, EACH OF THEM HEREBY DESIGNATES ALL COURTS OF RECORD SITTING IN HAMILTON COUNTY, OHIO AND HAVING JURISDICTION OVER THE SUBJECT MATTER, STATE AND FEDERAL, AS FORUMS WHERE ANY ACTION, SUIT OR PROCEEDING TN RESPECT OF OR ARISING FROM OR OUT OF THIS AGREEMENT, ITS MAKING, VALIDITY, PERFORMANCE, INTERPRETATION OR ENFORCEMENT MAY BE LITIGATED AS TO ALL PARTIES, THEIR SUCCESSORS AND ASSIGNS, AND BY THE FOREGOING DESIGNATION BORIOWER AND, IF MORE THAN ONE, EACH OF THEM HEREBY CONSENTS TO THE JURISDICTION AND VENUE OF SUCH COURTS. BORROWER WAIVES ANY AND ALL RIGHTS UNDER THE LAWS OF ANY OTHER STATE TO OBJECT TO JURISDICTION WITHIN THE STATE OF OHIO FOR TIE PURPOSES OF LITIGATION TO ENFORCE THE OBLIGATIONS UNDER THIS AGREEMENT.

     IN WITNESS WHEREOF, the undersigned have caused this Warehouse Loan and Security Agreement to be signed by their duly authorized signatories on and as of the date first above written

                                         HOMEGOLD, INC


                                         BY: /s/ Forrest E. Ferrell
                                            ----------------------------------
                                         NAME: Forrest E. Ferrell
                                         TITLE: President

                                         THE PROVIDENT BANK


                                         BY: /s/ Martin J. Weiss
                                            ----------------------------------
                                         NAME:  Martin J. Weiss
                                         TITLE: Vice President